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PROXY

                            HFB FINANCIAL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS
                            to be held _______, 200_

                      THIS REVOCABLE PROXY IS SOLICITED BY
               THE BOARD OF DIRECTORS OF HFB FINANCIAL CORPORATION


         The undersigned shareholder of HFB Financial Corporation, a Tennessee corporation ("the "Company"), hereby appoints __________ and ____________ (the "Proxies"), and each of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the special meeting of shareholders of the Company to be held at ___________________ ___________________, located at __________________, on ________, 200_ at ______
_.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $1.00 per share, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:


1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the Agreement and Plan of Merger, dated October 28, 2003, between the Company and HFB Merger Corp., a wholly-owned subsidiary of the Company, as described in the Proxy Statement, dated _______, 200_.

         [ ]    For               [ ]   Against           [ ]    Abstain

         The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

         This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the proposal set forth above.

         Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.


Dated:                          , 2003
      --------------------------




                                          Signature:
                                                    ----------------------------

                                          Signature:
                                                    ----------------------------
                                          (If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.